Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2007 (except for the matter discussed in Note 16(b), as to which the date is October 15, 2007), in the Registration Statement on Form S-1 and related Prospectus of IXI Mobile, Inc. for the registration of 28,719,250 shares of its common stock.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
January 17, 2008	A Member of Ernst & Young Global